    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            KIMCO REALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                        MARYLAND                                                 13-2744380
            (STATE OR OTHER JURISDICTION OF                                   (I.R.S. EMPLOYER
             INCORPORATION OR ORGANIZATION)                                 IDENTIFICATION NO.)

                3333 NEW HYDE PARK ROAD                                            11042
                NEW HYDE PARK, NEW YORK                                          (ZIP CODE)
                 (ADDRESS OF PRINCIPAL
                   EXECUTIVE OFFICES)

                            ------------------------

           1998 EQUITY PARTICIPATION PLAN OF KIMCO REALTY CORPORATION
                            (FULL TITLE OF THE PLAN)
                            ------------------------

                                                                                  Copy to:
                  BRUCE KAUDERER, ESQ.                                      RAYMOND Y. LIN, ESQ.
                    GENERAL COUNSEL                                           LATHAM & WATKINS
                3333 NEW HYDE PARK ROAD                                       885 THIRD AVENUE
             NEW HYDE PARK, NEW YORK 11042                                       SUITE 1000
                     (516) 869-9000                                       NEW YORK, NEW YORK 10022
                                                                               (212) 906-1200

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                   PROPOSED
                           AMOUNT OF SHARES    MAXIMUM OFFERING         PROPOSED
  TITLE OF SECURITIES            TO BE             PRICE PER       MAXIMUM AGGREGATE        AMOUNT OF
    TO BE REGISTERED         REGISTERED(1)         SHARE(2)        OFFERING PRICE(2)    REGISTRATION FEE
Common Stock
$.01 par value..........       3,000,000           $35.5625           $106,687,500           $31,473

(1) Represents the maximum number of Shares that may be acquired under the 1998 Equity Participation Plan of Kimco Realty Corporation.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended ('Securities Act'), based on the average of the high and low sales prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on August 6, 1998.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1. PLAN INFORMATION

     Not required to be filed with this Registration Statement.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not required to be filed with this Registration Statement.

                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by Kimco Realty Corporation, a Maryland corporation (the 'Company'), are incorporated as of their respective dates in this Registration Statement by reference:

          A. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), since December 31, 1997.

          C. Description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 (File No. 333-37285) of the Registrant.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain partners of Latham & Watkins and members of their families own less than 1% of the Company's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Maryland General Corporation Law ('MGCL') permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

     The Company's Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Company's Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Company's Charter and the Company's Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable causes to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify a present or former director or office for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

     In addition, the Company has entered or will enter into an indemnification agreement ('Indemnification Agreement') with each of its directors. The Indemnification Agreement provides for the prompt indemnification and advancement of expenses, including attorneys' fees and other costs, to the fullest extent permitted by law of a director against expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that such director is or was a director, officer, partner, employee, agent, or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, partner, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity.

     The Indemnification Agreement also provides (i) that a director is automatically entitled to indemnification for expenses to the extent the director is successful in defending any indemnification claim whether on the merits or otherwise, (ii) that the Company has the burden of proving that a director is not entitled to indemnification in any particular case and that certain presumptions that may otherwise be drawn against a director seeking indemnification in connection with the termination of actions or proceedings are negated, except that the termination of an action or proceeding by conviction or a plea of nolo contendere (or its equivalent) creates a presumption that the director is not entailed to indemnification, (iii) a mechanism through which a director may seek court relief in the event that the Company's Board of Directors (or other person or body appointed by the Company's Board) determines that the director would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreement), (iv) that a director is entitled to indemnification against all expenses (including attorneys' fees) incurred in seeking to collect an indemnification claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability policy, (v) that after there has been a change in control in the Company, all of the

Company's determinations regarding a right to indemnification, and the right to advancement of expenses, shall be made by independent legal counsel, and (vi) that prior to a change in control of the Company, a director shall not be entitled to indemnification pursuant to the Indemnification Agreement in connection with an action, suit or proceeding initiated by the director against the Company, or its directors or officers unless the Company joins in or consents to the action, suit or proceeding, except as provided in Section 3 of the Indemnification Agreement.

     Directors' rights under the Indemnification Agreement are not exclusive of any other rights they may have under Maryland law, directors' or officers' liability insurance, the Company's Bylaws or otherwise. However, the Indemnification Agreement does prevent double payment.

     The Indemnification Agreement, although not requiring the maintenance of directors' and officers' liability insurance, does require that the directors be provided with maximum coverage reasonably economically available if there is such a policy. Finally, the Indemnification Agreement provides that, if the Company pays a director pursuant to the Indemnification Agreement, the Company will be subrogated to the director's rights to recover from third parties.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

   *5.1       --   Opinion of Ballard Spahr Andrews & Ingersoll, LLP
  *23.1       --   Consent of PricewaterhouseCoopers LLP
   23.2       --   Consent of Ballard Spahr Andrews & Ingersoll, LLP (Included in Exhibit 5.1)
   24         --   Power of Attorney (Included on signature page)

------------------
*Filed herewith

ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the 'Securities Act');

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF NEW HYDE PARK, STATE OF NEW YORK, ON THIS 12TH DAY OF AUGUST, 1998.

                                          KIMCO REALTY CORPORATION

                                          BY: _________/S/ MILTON COOPER________
                                                       Milton Cooper
                                             Chairman of the Board of Directors
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement, hereby constitutes and appoints Milton Cooper and Michael V. Pappagallo, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same (including post-effective amendments) with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                SIGNATURE                                       TITLE                          DATE SIGNED
------------------------------------------  ----------------------------------------------   ----------------

           /s/ MARTIN S. KIMMEL             Director                                          August 12, 1998
------------------------------------------
             Martin S. Kimmel

            /s/ MILTON COOPER               Chairman of the Board of Directors and Chief      August 12, 1998
------------------------------------------  Executive Officer
              Milton Cooper

           /s/ MICHAEL J. FLYNN             Vice Chairman of the Board of Directors and       August 12, 1998
------------------------------------------  President and Chief Operating Officer
             Michael J. Flynn

            /s/ FRANK LOURENSO              Director                                          August 12, 1998
------------------------------------------
              Frank Lourenso

            /s/ JOSEPH GRILLS               Director                                          August 12, 1998
------------------------------------------
              Joseph Grills

          /s/ RICHARD G. DOOLEY             Director                                          August 12, 1998
------------------------------------------
            Richard G. Dooley

         /s/ JOSEPH K. KORNWASSER           Director and Senior Executive Vice President      August 12, 1998
------------------------------------------
           Joseph K. Kornwasser

        /s/ MICHAEL V. PAPPAGALLO           Vice President and Chief Financial Officer        August 12, 1998
------------------------------------------
          Michael V. Pappagallo

                                 EXHIBIT INDEX

  *5.1    --   Opinion of Ballard Spahr Andrews & Ingersoll, LLP
 *23.1    --   Consent of PricewaterhouseCoopers LLP
  23.2    --   Consent of Ballard Spahr Andrews & Ingersoll, LLP (Included in Exhibit 5.1)
  24.1    --   Power of Attorney (Included on signature page)

------------------
* Filed herewith